Exhibit 10.1

FIRST AMENDMENT TO THE

C&J ENERGY SERVICES

2015 LONG TERM INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the C&J Energy Services 2015 Long Term Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 4, 2015 (the “Amendment Effective Date”), by C&J Energy Services Ltd. (the “Company”), subject to approval by the Company’s shareholders.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorised to grant equity-based incentive awards to certain officers and employees of, consultants to, and non-employee directors of the Company and its subsidiaries;

WHEREAS, Section 15.2 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan to increase the number of common shares, par value $0.01 per share, of the Company (the “Shares”) available for awards under the Plan, with the approval of the Company’s shareholders; and

WHEREAS, the Board now desires to amend the Plan to increase the number of Shares available for grant under the Plan by 3,646,041 shares, subject to approval by the Company’s shareholders at a special meeting of the Company to be called on a date and time to be determined by the officers of the Company for the purpose of, among other things, approval of the First Amendment.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

1.	Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the aggregate number of Shares that may be made the subject of Awards granted under the Plan (since its initial inception as the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan) shall not exceed 7,946,041 Shares, no more than 2,150,000 of which may be granted as Incentive Share Options. Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. Any Shares related to an award granted under a Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall become available for Awards under this Plan.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.